UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2017, Quest Solution, Inc.(the “Company”) approved the Company entering into a consulting agreement (the “Consulting Agreement”) with YES IF(the “Consultant”), an entity controlled by Jason Griffith, the Company’s former Chief Executive Officer and a principal stockholder. The Consultant shall provide the Company and its controlled entities with certain business development, managerial, measures to improve efficiency and cost savings and financial services in accordance with the terms and conditions of the Consulting Agreement. In exchange for its consulting services, the Consultant will receive a monthly fee of $10,000 for the months of September through December 2017, $15,000 per month for the months of January through June 2018 and $20,000 per month for the months of July 2018 through August 2019. As the former CEO of the Company, the Company believes that the Consultant will be extremely beneficial to the Company in connection with its recently announced business restructuring efforts.

On September 8, 2017, the Company entered into a voting agreement with Jason Griffith pursuant to which Mr. Griffith agreed to vote any shares beneficially owned by him in accordance with the instructions of Shai Lustgarten, the Company’s Chief Executive Officer. The voting proxy does not include any matters involving the creation of a new or cancellation of an existing class of stock, a reverse split (except in connection with an uplisting of the Company’s common stock on a National Exchange), dividend of stock or any change of control to the Company.

The foregoing description of the terms of the Consulting Agreement and the Voting Agreement are not complete and are qualified in their entirety by reference to the full text of the Consulting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

As set forth in Item 1.01, the Company entered into a voting agreement with Jason Griffith, whereby he committed to vote any shares beneficially owned by him in accordance with the instructions of Shai Lustgarten, the Company’s CEO. The Voting Agreement could result in a change of control of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Consulting Agreement effective as of September 1, 2017, by and between Quest Solution, Inc. and YES IF
10.2	Voting Agreement between Jason Griffith and Quest Solution effective as of September 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2017

QUEST SOLUTION, INC.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
Director, President and CEO